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                         NATIONAL CONSULTANT AGREEMENT


     AGREEMENT made the 12 day of January, 1998 by and between STILSON & STILSON, (the "Company") a UTAH corporation, and Renaissance Golf Products, Inc., a Delaware corporation (the "Consultant").

     WHEREAS, the Company sells ABDoer (the "Product"), for multi-channel
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distribution
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     WHEREAS, the Company desires to appoint the Consultant as its exclusive the
Consultant to establish, develop and promote a national network for the multi
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channel sale of the Product, and the Consultant is willing to accept such
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appointment upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereby agree as follows:

     1.   Definitions.
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          (a.)  "NET SALES PRICE" for the Product shall mean the wholesale price of the Product charged by the Company from time to time, less any and all sales, use and excise taxes, freight, insurance, packaging charges, discounts, returns, and allowances.

          (b.)  "TERRITORY" shall mean the UNITED STATES.

          (c.) "UNIT" shall mean a unit of the Product in its present or any future form.

     2.   Appointment of Consultant.  On the terms and subject to the conditions
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hereinafter set forth, Company hereby grants to the Consultant the exclusive right to represent Company as its Consultant to establish, develop and promote a network of sales representatives; to establish distributors, retail dealers, mail order, TV home shop, network marketing and mass merchants (the "Customers") to sell the Product in the Territory.

          (a.) The Consultant shall have exclusive international retail rights to include; retail dealers, mail order, network marketing, and mass merchants. This exclusivity is contingent on maintaining sales of 5,000 units for the first six months, and then 10,000 units for each additional six month period thereafter, from the date of this agreement.

     3.   Responsibilities of Consultant.
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          (a.)  The responsibilities of the Consultant hereunder shall be to use its reasonable best efforts to establish a nationwide network of sales representatives acceptable to the Company;
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to establish the Customers for the sale and distribution of the Product, to actively work through the Company to seek to promote the sale and distribution of the Product throughout the Territory an to consult with the Company concerning the marketing an pricing of the Product.

          (b.) The Consultant shall designate sale representatives, to establish the Customers in the Territory and shall use its reasonable best efforts through the Company to cause such representatives and the Customers to use their reasonable best efforts to seek to sell and distribute the Product and to enter into the applicable the Company standard sales representative, or the Customer agreement. This sales rep network will be agreeable to the Company and formally established within 30 days of this Agreement. All communication and contractual arrangements shall be between the Consultants and the individual sales representatives. The sales representatives will be paid by the Consultant and the Company shall in no way have financial obligations to the sales representative.

          (c.) The Consultant agrees to devote to the performance of its obligations under this Agreement as much of the time and efforts of its employees as are reasonably sufficient to promote the sale and distribution of the Product. The Company acknowledges that the Consultant represents and has similar responsibilities for other product lines. The Consultant will coordinate sales activities including: reports, training and accompanying sales representatives to major account appointments.

          (d.) The Consultant will supply the Company with weekly reports and generally keep Company informed as to acceptance of the Product in the Territory. The weekly report will include but not be limited to a current status/progress report of every sale representative's activity with the accounts in his territory.

          (e.) A "Top twenty-five" account list will be agreed upon by the Company and the Consultant. These priority accounts will be called on by the Consultant or its sales representatives within 90 days of execution of this agreement. It is understood that this activity is crucial to the initial roll out of the Product.

          (f.) The Consultant will train sales representatives on the Product through sales meetings, providing product sales manual/product sheets, traveling with the sales representatives to his "key" accounts to help with the sale effort, and routine phone follow up to give support.
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          (g.)  The Consultant will coordinate sales representatives staffing for trade shows. Trade shows of primary interest are the NSGA show held in Chicago each summer, and the Super Show held in Atlanta each February.

          (h.) The Consultant will assign a "key" employee of the his company to coordinate all activities related to the sale of Product. This "key" employee will act as a communication "funnel" for the Company, sales representatives, retail accounts, manufacturer and the Consultant and will have the Product assigned to such persons as a primary responsibility.

     4.   Responsibilities of Company.
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          (a.)  The Company shall use its reasonable best efforts to arrange to obtain sufficient Units of the Product and shall use its reasonable best efforts to promptly fill the orders forwarded to it by the representatives.

          (b.) The Company will furnish the Consultant with current price lists, sales terms and adequate quantities of sales materials prepared by it. Price lists and sales terms are subject to change by the Company, after consultation with the Consultant and will be binding upon prior notice to sales representatives.

     5.   Orders.
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          (a.)  The Consultant shall use its reasonable best efforts to cause orders for the Product to be solicited by sales representatives to the Company for acceptance.

          (b.) All orders shall be subject to acceptance by the Company, in its sole and absolute discretion, and the Consultant shall not have any authority to accept or reject any order; provided, however, that Company shall not unreasonably reject orders forwarded to it by the sales representatives. The price and terms of the sale of the Products, if varying from the current price and terms of sale, and the credit approval of any Customer shall be within the sole and absolute discretion of the Company. If any order is not acceptable by the Company for whatever reason pursuant to this Agreement, there will not be any obligation for the Company to make any payments under this Agreement with respect to such order.

     6.   Commissions. The Company agrees to pay the Consultant a commission
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(the "Commissions") on all orders for Products in the Territory which are accepted by the Company, at 7% (SEVEN PERCENT) of the Net Sales Price. There will be an additional 1% (ONE
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PERCENT) commission of the Net Sales price paid retroactively upon the sale of
20,000 units of the Product. After the sale of the first 20,000 Units, the Company shall pay to the Consultant a commission of 8% (EIGHT PERCENT) of the Net Sales price of the Products thereafter.

     7.  Representations of Company. The Company represents and warrants that it
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has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution and delivery of this Agreement have been duly authorized by the Company.

     8.  Statements of Account.  Commissions will be paid fifteen (15) days
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after receipt of payment of Purchase Order from the retail account. The
Consultant shall have the right from time to time during normal business hours, but no more than three times in any twelve months, to examine the books of account of Company to determine the accuracy of such statements of account with written advance notice.

     9.  Term.
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         (a.)  The term of this Agreement shall begin on the date hereof and remain in full force and effect until the date one (1) year from the date of this Agreement (the "Initial Term"), and shall thereafter be automatically renewed for additional successive one (1) year terms, provided that this Agreement is not otherwise terminated as set forth in this Section 9.

         (b.) Either Company or the Consultant shall have the right to terminate this Agreement for "cause", with immediate effect, by giving written notice of termination to the other. Cause shall mean the following:

               (i) the suspension or cessation of business by the other party or the dissolution or liquidation of the other party;

               (ii) insolvency of the other party or the voluntary institution by the other party of any proceeding under any statute of any governmental authority for the relief of debtors seeking the relief or readjustment of indebtedness, either through reorganization, composition, extension or otherwise or the involuntary institution against either party of any such proceeding which is not vacated within ten (10) days from the institution thereof, or the appointment of a receiver or other officer having similar powers for either party or its business who is not removed within ten (10) days from such appointment, or any levy under attachment, execution or similar process which is not vacated or removed with ten (10) days by payment or bonding; or
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               (iii) Any breach or violation by the other party of any material obligation contained in this Agreement which breach or violation is not corrected by the offending party within the sixty (60) day cure period following receipt of written notice thereof from the other.

               (iv) the Consultant's conduct involving the business affairs of the Company constituting common law fraud, conviction of a felony, or other willful or malicious unlawful conduct of a similar nature; any material breach by Consultant of the provisions of this Agreement; or

               (v) the Consultant has been negligent in the performance of its duties, has substantially failed to meet reasonable standards established by the Company for the performance of its duties, or has engaged in any material, willful misconduct in the performance of its duties hereunder.

          (c.) Any termination of this Agreement shall be in addition to and not in lieu of any other rights and remedies at law or in equity. The expiration or earlier termination of this Agreement shall not effect the obligations of the parties which by the terms hereof continue after such expiration or termination. Upon expiration or termination, the Consultant shall be entitled to receive Commissions as provided in Section 6 hereof for (i) all Units sold by the Consultant's sales representatives and accepted by the Company through the date of termination, (ii) all Units sold to the Consultant's and its sales representatives' Customers for a period of six (6) months from the effective date of termination, and (iii) a Commission equal to one percent (1%) of the Net Sales Price for all Units sold to Customers by others during the ____ month period following the effective date of the termination.

     10.  Absence of Agency.  Nothing contained in this Agreement shall create a
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joint venture or establish the relationship of co-partners, employer and employee, master and servant or any other relationship of a similar nature between the parties. Neither party shall be liable to any third party in any way for any engagement, obligation, contract, representation or transaction, or any negligent act or omission to act, of the other, except as expressly provided herein the Company will not be liable for any expenditure made or incurred by the consultant in connection with the consultant's performance of its obligations hereunder. The Company shall indemnify and hold the Consultant harmless from damages or claims suffered by the Consultant (a) based on product liability and trademark and patent infringement in connection with the Products or (b) which the Consultant may be subject to or incur as a result of its activities in
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connection with this Agreement, except where such damages or claims arise from the negligence of the Consultant shall indemnify and hold harmless the other from any claims, losses or for property damages, personal injury or any other liability arising from the negligence of it, its employees or agents.

     11.)  Force Majeure.  The delivery of the Products hereunder are subject to
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shortages of materials, strikes, lockouts, differences with employee, accidents, fire, delays in manufacture, transportation or delivery of material, acts of God, embargoes, inability to ship, inability to insure against war risks or government actions or any other causes beyond the control of the Company, and any of said causes shall absolutely absolve the Company from any liability to the Consultant under the terms hereof caused by non-performance due to force majeure.

     12.)  Assignment of Agreement. The Consultant shall not be able to
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transfer, sell or assign, or attempt to transfer, sell or assign, this Agreement or sell or transfer any right or delete any duty, obligation or responsibility under this agreement (except for the designation of sales representatives, and Customers), whether by operation of law or otherwise, without the prior written consent of the Company.

     13.)  Proprietary Information. the Consultant acknowledges and agrees that
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any and all proprietary information and other data furnished to the Consultant shall be and remain the exclusive property of the Company and after the termination of this Agreement shall not be used by the Consultant and, to the extent available, shall be returned to the Company. The Consultant further agrees, during the after the term of this Agreement to keep all such information furnished to it by the Company confidential and secret and to use its reasonable best efforts to cause its employees to keep such information confidential and secret. The foregoing provisions shall not apply to any information (a) which now or hereafter becomes part of the public domain through no fault of the Consultant or (b) is disclosed to the Consultant in good faith by a third party who has a right to make such disclosure.

     14.)  Non Competition. The Consultant agrees not to sell or represent any
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product that will compete with the product as an abdominal exercise product.

     15.)  Governing Law.  This Agreement shall be governed by the enforced in
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accordance with the laws of the State of Utah, without giving effect to principles of conflicts of law.
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     16.)  Entire Agreement.  This Agreement sets forth the entire agreement and
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understanding between the parties as to the subject matter hereof and supersedes all prior discussions, agreements and understandings of any kind and nature between them, and no party hereto shall be bound by any conditions, definitions, warranty or representations other than as is expressly provided for herein or as may be, on a date subsequent to the date hereof, duly set forth in writing and signed by the party to be charged.

     17.)  Headings. The headings of the section hereof are inserted as a matter
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of convenience and for references only and in no way affect the construction, interpretation or meaning of the text.

     IN WITNESS WHEREOF, the undersigned have hereunto executed this Agreement as of the day and year first above written.


     THE COMPANY:                                  THE CONSULTANT:


By:    /s/ Andy Naud                         By:    /s/ Kurt Moore
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Name:  ANDY NAUD                             Name:  KURT MOORE
Title: Exec. V.P.                            Title: Exec. V.P.
Date:  1-12-98                               Date:  1/12/98